Exhibit 10.11

                           CHANGE OF CONTROL AGREEMENT

            This CHANGE OF CONTROL AGREEMENT is dated as of ______________ between ANAREN MICROWAVE, INC., a New York Corporation ("Anaren"), and ____________________________ ("Employee"). The term "Anaren" shall mean all of its subsidiaries, whether directly or indirectly owned.

                                    Recitals

      A. Employee is currently employed by Anaren in a senior management capacity.

      B. Anaren desires to retain the services of Employee and to induce Employee to remain with Anaren.

      C. In consideration of the agreements of the parties contained in this Agreement, and intending to be legally bound by the terms of this Agreement, the parties agree as follows:

                                      Terms

1.    Term of Agreement.

      The term of this Agreement shall be for the period from the date of the Agreement to June 30, 2006 and shall automatically expire effective June 30, 2006, unless otherwise renewed by the parties.

2.    Change of Control.

      (a) Subject to the limitations described in paragraphs 2(d), (e), (f) and
(g), if Employee's employment by Anaren shall cease for any reason, but not including Employee's voluntary termination or Employee's termination for "cause" (as defined in paragraph 3), within 1 year following a "Change of Control" that occurs during the term of this Agreement, Anaren shall:

            (i) Pay to Employee an aggregate severance benefit equal to (A) 100 percent of Employee's then current Base Annual Salary, plus (B) an amount equal to the management incentive bonus paid to Employee in the year previous to the year during which the "Change of Control" occurs; and

            (ii) Treat as immediately exercisable all options granted by Anaren to Employee to acquire Anaren common stock that are not exercisable or that have not been exercised, so as to permit Employee to purchase the balance of Anaren stock not yet purchased until the end of the exercise period provided in the original grant of the option right; and

            (iii) Treat as immediately vested all restricted Anaren stock, if any, held by Employee; and

            (iv) Provide Employee with continuation of life and health insurance benefits, under the same terms and conditions that Anaren provides such insurance to its active employees, until payments under paragraph 2(a)(i) above have been paid in full.

      (b) The severance benefit payable under paragraph 2(a)(i) above shall be payable in substantially equal installments over a period of twelve months.

      (c) Upon expiration of the period described in paragraph 2(a)(iv), Employee (and Employee's qualified beneficiaries) shall be eligible to commence COBRA continuation benefits.

      (d) In no event shall the aggregate of all amounts paid to or value received by Employee following a "Change of Control" (whether paid or received pursuant to this paragraph 2 or otherwise) exceed the maximum aggregate amount or value that could be paid to, or received by, Employee without such aggregate amount being treated as a "parachute payment" within the meaning of Internal Revenue Code Section 280G.

      (e) Anaren shall not be obligated to provide or continue the payments specified in paragraph 2(a)(i) above, if Anaren, within the one-year period following such Change of Control, provides Employee, and Employee accepts, a position within Anaren's organization of comparable responsibility and compensation. Anaren shall allow Employee to maintain such alternative position for a period of not less than one year from the date of acceptance.

      (f) Payments made and benefits provided pursuant to this paragraph 2 shall be subject to withholding for income, employment and other similar taxes Anaren may be required to withhold.

      (g) As a condition to Anaren's obligation to provide the payments and benefits pursuant to this paragraph 2, Employee must first execute a General Release, that releases and discharges Anaren from all claims of any type arising out of Employee's employment or the termination of his employment.

      (h) For purposes of paragraph 2(a), a "Change of Control," shall be deemed to have occurred if:

            (i) any "person," including a "group" as determined in accordance with the Section 13(d)(3) of the Securities Exchange Act of 1934 ("Exchange Act"), is or becomes the beneficial owner, directly or indirectly, of securities of Anaren representing 30% or more of the combined voting power of Anaren's then outstanding securities;

            (ii) as a result of, or in connection with, any tender offer or exchange offer, merger or other business combination (a "Transaction"), the persons who were directors of Anaren before the Transaction shall cease to constitute a majority of the Board of Directors of Anaren or any successor;

            (iii) Anaren is merged or consolidated with another corporation and as a result of the merger or consolidation less than 70% of the outstanding voting securities of the surviving or resulting corporation shall then be owned in the aggregate by the former stockholders of Anaren, other than (A) affiliates within the meaning of the Exchange Act, or (B) any party to the merger or consolidation;

            (iv) a tender offer or exchange offer is made and consummated for the ownership of securities of Anaren representing 30% or more of the combined voting power of Anaren's then outstanding voting securities;

            (v) Anaren transfers substantially all of its assets to another corporation which is not controlled by Anaren; or

            (vi) Any tender offer or exchange offer, merger or other business combination not approved by two-thirds of the members of the Board of Directors in office immediately prior to such event.

3.    Termination "For Cause".

      (a) Notwithstanding any contrary provision contained in paragraph 2, Anaren may terminate this Agreement "for cause" (defined below) at any time, effective upon receipt by Employee of written notice of termination. Upon termination of employment "for cause," Employee shall be entitled only to the salary due Employee from Anaren to the date of receipt by Employee of written notice of termination.

      (b) Termination "for cause" for purposes of this Agreement shall include, but not be limited to, any of the following:

            (i) any act of fraud or the commission of a felony; or

            (ii) breach of duty or obligation to Anaren or receipt of financial or other economic profit or gain as a result of or in any way arising out of Employee's position with Anaren and failure to account to Anaren for such profits or other gains;

            (iii) disclosure of confidential or private Anaren information or aiding a competitor of Anaren (or any affiliate of Anaren) to the detriment of Anaren (or any affiliate of Anaren); or

            (iv) the employees unreasonable neglect or refusal to perform the material duties of his position or intentional material damage to the business of Anaren.

4.    Covenants.

      (a) Confidentiality. Employee shall not, without the prior written consent of Anaren, disclose or use in any way, either during his employment by Anaren or thereafter, except as required in the course of his employment by Anaren, any confidential business or technical information or trade secrets acquired in the course of Employee's employment by Anaren. Employee acknowledges and agrees that it would be difficult to fully compensate Anaren for damages resulting from the breach or threatened breach of the foregoing provision and, accordingly, that Anaren shall be entitled to temporary preliminary injunctions and permanent injunctions to enforce this provision. Anaren's right to obtain injunctive relief shall not, however, diminish Anaren's right to claim and recover damages. Employee commits to use his best efforts to prevent the publication or disclosure of any trade secret or any confidential information concerning the business or finances of Anaren or Anaren's subsidiaries, or any of its or their dealings, transactions or affairs which may come to Employee's knowledge in the pursuance of its duties on behalf of Anaren.

      (b) No Competition. Employee's employment is subject to the condition that during the term of his employment and for a period of twelve (12) months from the date of the termination of his employment (the "Date of Termination") Employee shall not, directly or indirectly, own, manage, operate, control or participate in the ownership, management, operation or control of or be connected as an officer, employee, partner, director, individual proprietor, lender, consultant or otherwise, or have any financial interest in, or aid or assist anyone else in the conduct of any entity or business ("a Competitive Operation") which principal business directly competes with Anaren on the Date of Termination. Ownership by Employee of not more than 5% of the voting stock of any publicly held corporation shall not constitute a violation of this paragraph.

      (c) Termination of Payments. Upon the breach by Employee of any covenant under this paragraph 4, Anaren may offset and/or recover from Employee immediately any and all of the severance compensation paid to Employee under subparagraph 2(a)(1) hereof in addition to any and all other remedies available to Employer under law or in equity.

5.    Miscellaneous.

      (a) Notices. Any and all notices with respect to this Agreement shall be sufficient if furnished personally in writing or sent by certified mail, return receipt requested, to the last known address or other address designated by the parties to this Agreement.

      (b) Entire Agreement; Release From Prior Agreements. This Agreement represents the entire agreement between the parties and specifically supersedes any and all oral or written agreements previously entered into by the parties, and each party releases the other party of all obligations and liabilities with respect to any prior employment agreements between the parties.

      (c) Governing Law. This Agreement, having been made and duly executed within the State of New York, shall be construed and governed in accordance with and pursuant to New York law.

      (d) Waiver. In the event that any breach of this Agreement by Employee or Anaren is waived by act or failure to act, such waiver shall not constitute a waiver of any subsequent breach by either party.

      (e) Severability. If any provision of this Agreement shall be held invalid or unenforceable, such invalidity or unenforceability shall affect only that particular provision and shall not affect or render invalid or unenforceable any other provision of this Agreement, and this Agreement shall be carried out as if any such invalid or unenforceable provision were not a part of the Agreement.

      (f) Binding Effect. This Agreement shall be binding upon and shall inure to the benefit of the successors, assigns, legal representatives and heirs of the parties.

      (g) Arbitration and Fees. Any dispute between the parties relating to the terms of this Agreement, or any interpretation, construction or enforcement hereof, shall first be submitted to non-binding arbitration in Syracuse, New York in accordance with the rules and regulations of the American Arbitration Association then in effect. Each party shall be responsible for its own costs and expenses in pursuing non-binding arbitration, and any arbitration fees or costs shall be shared equally between the parties. However, if Employee is a party in an arbitration to collect payments due pursuant to this Agreement and prevails in collecting payments due in the arbitration or settlement of the arbitration, Anaren shall reimburse Employee for reasonable attorneys' fees incurred by Employee in connection with such arbitration.

      IN WITNESS WHEREOF, the parties have signed this Agreement after full opportunity to read and discuss the provisions of the Agreement, and both parties voluntarily assent to this Agreement with full understanding of its provisions.

                                     EMPLOYEE

                                     ----------------------------------
                                     (Name of Employee)

                                     ANAREN MICROWAVE, INC.

                                     By:
                                        -------------------------------
                                              Lawrence A. Sala
                                              President & CEO